UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

ANSWERS CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

May 8, 2007

TO ANSWERS CORPORATION'S STOCKHOLDERS:

I am pleased to invite you to our 2007 Annual Meeting of Stockholders to be held at the offices of our outside counsel, Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006 on Tuesday, June 26, 2007 at 11:00 a.m. Eastern Daylight Time.

We plan on broadcasting the meeting live on the Internet. To access the Webcast, please visit our Investor Relations center (http://ir.answers.com) where a link will be posted a few days before the meeting. The Webcast will be archived shortly after the end of the meeting and will be available through the same link following the meeting.

A formal Notice of Annual Meeting of Stockholders and our Proxy Statement are enclosed with this letter. The Proxy Statement informs you of the agenda and the procedures for the meeting. There are two items of business on this year’s agenda, each as described in detail in the Proxy Statement. Your vote by proxy or in person at the meeting is important.

Sincerely Yours,
/s/ Robert S. Rosenschein
Robert S. Rosenschein
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
OF ANSWERS CORPORATION ("COMPANY")
May 8, 2007

Date: Tuesday, June 26, 2007

Time: 11:00 a.m. Eastern Daylight Time

Place: offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006

Purpose:

(1)	To elect three Class III directors to hold office for a three-year term or until their respective successors are elected and qualified;

(2)
To consider and vote on a proposal to ratify the appointment by the Company’s Audit Committee of Somekh Chaikin, a member of KPMG International, to serve as Answers’ independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(3)	To consider and act on any other matters that properly may be presented at the annual meeting or any adjournment or postponement of the annual meeting.

These items of business are described in the attached proxy statement, which is being mailed on or about May 8, 2007. Stockholders of record at the close of business on May 1, 2007 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. As of that date, there were 7,853,590 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. Each share of the Company's common stock is entitled to one vote on each matter properly brought before the annual meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the offices of the Company, 237 West 35th Street, Suite 1101, New York, New York 10001.

Also enclosed herewith is the Company's 2006 Annual Report to Stockholders, containing its financial statements for the year ended December 31, 2006. The Annual Report does not constitute proxy soliciting material.

Your vote is important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the annual meeting. To vote your shares, you may complete and return the enclosed proxy card in the envelope provided or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or nominee on how to vote your shares.

We look forward to meeting those of you who will be able to attend the annual meeting and appreciate your continued support of the Company.

By Order of the Board of Directors,

/s/ Caleb Chill
Caleb Chill
Secretary

New York, New York
May 8, 2007

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may choose to vote in person even if you have previously sent in your proxy card.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	1

WHO CAN HELP ANSWER YOUR QUESTIONS	3

THE 2007 ANNUAL MEETING OF STOCKHOLDERS	4

General	4
Date, Time and Place	4
Matters to be Considered at the Annual Meeting	4
Record Date	4
Vote Required	4
Voting of Proxies; Abstentions; and Broker Non-Votes	5
Revocability of Proxies	5
Adjournments	5
Voting by Telephone or Via the Internet	6
Solicitation of Proxies and Expenses of Solicitation	6

PROPOSAL NO. 1: ELECTION OF DIRECTORS	7

Director Nominees	7
Independence of Directors	9
Meetings of the Board of Directors and its committees	9
Corporate Governance and Board Committees	9
Director Nominations	11
Director Compensation	12
Communications by Stockholders with Directors	13
Director Attendance at Annual Meetings	13
Vote Required and Recommendation of the Company’s Board of Directors	13

PROPOSAL NO. 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14

Vote Required and Recommendation of the Company’s Board of Directors	14
Auditors	14
Audit Fees	14
Audit Committee Pre-Approval Policies and Procedures	15
Audit Committee Report	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF THE COMPANY	16

EXECUTIVE OFFICERS	18

Section 16(a) Beneficial Ownership Reporting Compliance	19

EXECUTIVE COMPENSATION AND RELATED MATTERS	20

Compensation Committee Report	20
Compensation Discussion and Analysis	20
Introductory Remark	20
General Philosophy	20
Compensation Program and Forms of Compensation	21
Option Grant Practice	22
Executive Equity Ownership	22

i

Performance-Based Compensation and Financial Restatement	22
Tax and Accounting Considerations	22
Employment Contracts and Termination of Employment and
Change-in-Control Agreements	22
Summary Compensation Table	25
Grants of Plan-Based Awards	26
Outstanding Equity Awards at Fiscal Year-End	26
Option Exercises - Fiscal 2006	27
Certain Relationships and Related Transactions	27

Equity Compensation Plan Information	27

COMPARISON OF STOCKHOLDER RETURN	28

ANNUAL REPORT	28

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2008 ANNUAL MEETING OF THE COMPANY'S STOCKHOLDERS	29

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	29

OTHER MATTERS	29

WHERE YOU CAN FIND MORE INFORMATION	29

FORM OF PROXY	30

ANNEX A: Audit Committee Charter

ANNEX B: Procedures for the Recommendation by Stockholders of Director Candidates

ii

QUESTIONS AND ANSWERS ABOUT

2007 ANNUAL MEETING OF

ANSWERS CORPORATION (THE “COMPANY” OR “ANSWERS”)

Q:	When and where will the annual meeting be held?

A:	The annual meeting will be held at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, on Tuesday, June 26, 2007 at 11:00 a.m. Eastern Daylight Time.

Q:	Who is making this proxy solicitation?

A:
This proxy statement is furnished to holders of the Company’s common stock as of the close of business on May 1, 2007, the record date for the annual meeting (the “Record Date”), as part of the solicitation of proxies by the Company’s board of directors for use at the annual meeting and any adjournments or postponements of the annual meeting.

Q:	What am I being asked to vote on at the annual meeting?

A:	At the annual meeting, you will be asked to consider and vote on:

•	a proposal to elect three Class III directors to hold office for a three-year term or until their respective successors are elected and qualified; and

•
a proposal to ratify the appointment by the Company’s Audit Committee of Somekh Chaikin, a member of KPMG International, to serve as Answers’ independent registered public accounting firm for the fiscal year ending December 31, 2007.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Q: How does the Company’s board of directors recommend that I vote?

A:
Our board of directors recommends that you vote your shares “FOR” the election of each of the three nominees named herein to the board of directors of Answers and “FOR” the ratification of the appointment of Somekh Chaikin, a member of KPMG International, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Q: What vote is required to approve each proposal?

A:
In the election of directors, the three persons receiving the highest number of “FOR” votes will be elected. The proposal regarding the ratification of Somekh Chaikin, a member of KPMG International, as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares of the Company’s common stock present in person or represented by properly executed proxies and entitled to vote at the annual meeting.

Q.	What is the quorum requirement with respect to the annual meeting?

A:	The presence, in person or by properly executed proxy, of the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting will constitute a quorum.

Q:	Under what circumstances will the annual meeting be adjourned?

A:
Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the affirmative vote of a majority of the shares of the Company’s common stock present in person or by properly executed proxy at the annual meeting.

Q:	What shares can be voted at the annual meeting?

A:
All shares of the Company’s common stock that you own as of the Record Date may be voted by you. You may cast one vote per share of the Company’s common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between a holder of record and a beneficial owner of the Company’s common stock?

A:
Most of the Company’s stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of the Company’s common stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the holder of record, and these proxy materials are being sent directly to you by the Company. As the holder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners

If your shares of the Company’s common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the holder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares. You may also vote by telephone as described below under “How can I vote my shares without attending the annual meeting?” If you are a beneficial owner and do not provide the holder of record with voting instructions, your shares may constitute broker non-votes, as described in the section titled “The 2007 Annual Meeting of Stockholders—Voting of Proxies; Abstentions; and Broker Non-Votes.”

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares of the Company’s common stock held directly in your name as the holder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below, so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the holder of record or beneficially in street name, without attending the annual meeting you may direct your vote by telephone or by completing and mailing your proxy card or voting instruction card in the enclosed postage pre-paid envelope. You may also be able to direct your vote via the Internet. Please refer to the enclosed materials for details.

Q:	Can I change my vote after I have voted by proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the annual meeting by revoking your proxy.

If you are a holder of record of the Company’s common stock, you may revoke your proxy by:

•	attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy -- you must also vote at the annual meeting;

•	filing an instrument in writing with the Secretary of the Company stating that you would like to revoke your proxy; or

•	filing another duly executed proxy bearing a later date with the Secretary of the Company so that it arrives prior to the annual meeting.

You should send your revocation or new proxy card to the Company’s Secretary at Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Answers Corporation
237 West 35th Street
Suite 1101
New York, New York 10001
Telephone: 646-502-4777
Attention: Bruce D. Smith, VP, Strategic Development

THE 2007 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this proxy statement to Answers’ stockholders in connection with the solicitation of proxies by the Company’s board of directors for use at the 2007 annual meeting of stockholders to be held on June 26, 2007, and at any adjournment, postponement or continuation thereof. This proxy statement is first being furnished to stockholders of the Company on or about May 8, 2007.

Date, Time and Place

The annual meeting of stockholders will be held on Tuesday, June 26, 2007, at 11:00 a.m. Eastern Daylight Time, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.

Matters to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on:

•	a proposal to elect three Class III directors to hold office for a three-year term or until their respective successors are elected and qualified; and

•
a proposal to ratify the appointment by the Company’s Audit Committee of Somekh Chaikin, a member of KPMG International, to serve as Answers’ independent registered public accounting firm for the fiscal year ending December 31, 2007.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Record Date

We have fixed the close of business on May 1, 2007 as the Record Date for determination of stockholders entitled to notice of and to attend and vote at the annual meeting.

Vote Required

As of the close of business on the Record Date, there were 7,853,590 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting will constitute a quorum. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against, abstentions and “broker non-votes” will each count as being present to establish a quorum. A “broker non-vote” occurs when a broker holding shares in street name has not received voting instructions from the customer on certain “non-routine” matters and therefore is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities on such proposal.

In the election of directors, the three persons receiving the highest number of votes cast “FOR” will be elected. The ratification of the appointment of Somekh Chaikin, a member of KPMG International, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the affirmative “FOR” vote of holders of shares representing a majority of the shares of the Company’s common stock represented in person or by properly executed proxy and entitled to vote at the annual meeting.

The annual meeting shall be presided over by the Chairman of the Board and the Company’s Secretary shall act as secretary of the annual meeting. Inspectors of election appointed for the annual meeting will tabulate the votes cast by proxy or in person at the meeting. The inspectors of election will determine whether or not a quorum is present.

Voting of Proxies; Abstentions; and Broker Non-Votes

In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for the other proposal. All shares of the Company’s common stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” the election of management’s three nominees for membership on the Company’s board of directors and “FOR” ratification of the appointment of Somekh Chaikin, a member of KPMG International, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. You are urged to mark the box on the card to indicate how to vote your shares.

If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank will not be permitted to vote your shares with respect to certain “non-routine” proposals, unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on a certain proposal to be presented at the annual meeting, the shares will be considered present at the annual meeting for purposes of determining the presence of a quorum, but will not be considered entitled to vote on such proposal. Brokers may, however, vote their clients’ shares on routine matters, such as the election of directors. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

A properly executed proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the annual meeting, will not be voted.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a holder of record of the Company’s common stock from voting in person at the annual meeting. If you are a holder of record of the Company’s common stock, you may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy -- you must also vote at the annual meeting;

•
filing an instrument in writing with the Secretary of the Company at Answers Corporation, 237 West 35th Street, Suite 1001, New York, New York 10001, stating that you would like to revoke your proxy; or

•
filing another duly executed proxy bearing a later date with the Secretary of the Company at Answers Corporation, 237 West 35th Street, Suite 1001, New York, New York 10001, stating that you would like to revoke your proxy, so that it arrives prior to the annual meeting.

If you revoke your proxy in writing you must indicate the certificate number and the number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s). The written notification revoking your proxy or a later-dated signed proxy card changing your vote must arrive before the annual meeting takes place in order to be acknowledged and reflected in the vote.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

If an adjournment occurs, it will have no effect on the ability of stockholders as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies. The Company does not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Adjournments

Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Voting By Telephone or Via the Internet

If you hold your shares directly registered in your name with American Stock Transfer & Trust Company, you may vote by telephone or via the Internet. To vote by telephone, call 1-800-690-6903 and follow the automated instructions. Instructions for voting via the Internet are set forth on the enclosed proxy card if you hold your shares directly registered in your name with American Stock Transfer & Trust Company. Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 25, 2007. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Solicitation of Proxies and Expenses of Solicitation

The Company generally will bear the cost of the solicitation of proxies in the enclosed form from Answers’ stockholders. In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokerage houses and other custodians, nominees and fiduciaries forward copies of the proxy and other soliciting materials to the beneficial owners of stock held of record by such persons and request authority for the exercise of proxies. In those cases, we will reimburse such company’s custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with doing so.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s board of directors shall consist of not less than five and not more than nine directors. The Company’s board of directors is currently composed of seven directors and is divided into three classes serving staggered terms: Class I, whose term will expire at the 2008 annual meeting of stockholders, Class II, whose term will expire at the 2009 annual meeting of stockholders and Class III, whose term expires at the upcoming annual meeting of stockholders to be held on June 26, 2007. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The terms of three of the present directors expire this year and each of them has been nominated for reelection. The three nominees identified in the table below are nominated to be elected at the 2007 annual meeting for the term expiring at the 2010 annual meeting of the stockholders.

At the annual meeting, Robert S. Rosenschein, Yehuda Sternlicht and Mark B. Segall will stand for reelection to serve as Class III directors for a three-year term expiring at the annual meeting of stockholders in 2010 or until their respective successors are elected and qualified.

If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company. Proxies cannot be voted for a greater number of persons than three. Management has no reason to believe that any of the nominees named below will not be a candidate or will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxies may be voted for such substitute nominees as the Company’s board of directors may designate.

Director Nominees

Set forth below are the names, ages and descriptions of the backgrounds, as of May 1, 2007, of each of the Company’s current directors, including the three nominees for Class III directors to be elected at this annual meeting.

Name	Age	Position

Class I directors whose terms expire at the 2008 annual meeting of stockholders:
Mark A. Tebbe (1)(2)	46	Vice Chairman of the Board and Lead Director
Lawrence S. Kramer (3)(4)	57	Director

Class II directors whose terms expire at the 2009 annual meeting of stockholders:
Edward G. Sim (1)(2)	36	Director
Jerry Colonna (2)(3)	43	Director

Class III directors nominated for election at this annual meeting of stockholders:
Robert S. Rosenschein	53	Chairman of the Board
Yehuda Sternlicht (1)(4)	52	Director
Mark B. Segall (3)(4)	44	Director
_______________________

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominations / Corporate Governance Committee
(4) Member of the Financing Committee

Nominees for election for a three-year term expiring at the 2010 annual meeting of stockholders.

Robert S. Rosenschein has been Chairman of the Company’s board and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as the Company’s Chief Executive Officer. From May 2000 to April 2001, Mr. Rosenschein served as the Company’s Chairman. From 1988 to 1997, Mr. Rosenschein was Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1997 to 1998, Mr. Rosenschein was Chief Technical Officer of Accent Software International Ltd. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Yehuda Sternlicht has served as a director since June 2004. He currently serves as the chairman of the Company’s Audit Committee and as a member of the Company’s Financing Committee. Since November 2003, Mr. Sternlicht has been an independent financial consultant and from January 2004 he also serves as Senior Vice-President and Chief Financial Officer of NanoVibronix Inc. From July 1992 until November 2003, Mr. Sternlicht was employed by Savient Pharmaceuticals, Inc. (“Savient”) and from January 1993 to December 2002 he served as Savient’s Chief Financial Officer. Prior to his years of employment with Savient, Mr. Sternlicht served in several financial and accounting positions in public and private companies and in a large CPA firm. Mr. Sternlicht is qualified as a Certified Public Accountant in the State of Israel and has a BA degree in Accounting and Economy from The Hebrew University, Israel.

Mark B. Segall has served as a director since December 2004. He currently serves as the chairman of the Company’s Finance Committee and as a member of the Company’s Nominating / Corporate Governance Committee. Mr. Segall is the founder and Senior Managing Director of Kidron Corporate Advisors, LLC, a New York based mergers and acquisitions corporate advisory boutique serving emerging growth companies primarily in the technology, consumer goods and financial services sectors and is a founder and managing member of Kidron's private equity fund, Kidron Opportunity Fund I, LLC. Prior to forming Kidron in 2003, Mr. Segall was the Chief Executive Officer of Investec, Inc., the U.S. investment banking operations of the Investec Group, a South African based specialist bank. Previously he was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities. Mr. Segall currently serves as a director of the Escala Group and Integrated Asset Management. Mr. Segall was also a director of the Comtech Group until December 2006 and Siliconix Inc. until June 2004. Mr. Segall received his A.B. from Colombia University and a J.D. from New York University Law School. Mr. Segall is a designee of Maxim Group LLC, in accordance with the Company’s underwriting agreement with Maxim Group LLC.

Directors continuing in office until the 2008 annual meeting of stockholders.

Mark A. Tebbe has served as a director since December 1998 and as Vice-Chairman of the Board of Directors and Lead Director since April 2007. He currently serves as a member of the Company’s Audit Committee and Compensation Committee. Since February 2002, Mr. Tebbe has been Chairman of Techra Networks LLC, a technology-oriented consulting firm. From August 1984 to January 2002, Mr. Tebbe founded and served as Chairman of Lante Corporation, a technology consulting firm. Besides several non-profit and civic organizations, Mr. Tebbe is a board member of SBI Group, Elexos Corp. and Selective Search. Mr. Tebbe is a former director of Octus Inc. and Accent Software International Ltd. Mr. Tebbe graduated with a B.S. in Computer Science from the University of Illinois at Urbana/Champaign.

Lawrence S. Kramer has served as a director since May 2005. He currently serves as a member of the Company’s Financing Committee and of the Company’s Nominating / Corporate Governance Committee. Mr. Kramer is an advisor to CBS on interactive matters. Between March 2005 and November 2006, Mr. Kramer served as the first President of CBS Digital Media. In this role, Mr. Kramer created a new division that combined all new media operations for the network, including online, interactive and wireless initiatives. He had oversight over and re-launched several Web properties, including CBS.com, CBSNews.com, CBS SportsLine.com and StarTrek.com and created distribution partnerships with Google, Amazon, Apple I-tunes and Verizon for CBS content. Formerly, Mr. Kramer was the founder, Chairman and CEO of MarketWatch, Inc., acquired in 2005 by Dow Jones & Company. He has served on the Board of Directors of MarketWatch since the company was founded in 1997 and served as its Chairman of the Board between 1999 and March 2005. Prior to this, between 1994 and 1997, Mr. Kramer served as Vice President of News, Sports and Marketing at Data Broadcasting Corporation. At DBC he created a Sports and News Division, including DBC News, the predecessor company to MarketWatch, Inc. From 1991 to 1994, Mr. Kramer held the position of founder, President & Executive Editor of DataSport Inc. Prior to founding DataSport he spent more than 20 years in journalism as a reporter and editor. During his distinguished career in the newspaper business, he has won a National Press Club Award, Gerald E. Loeb Award and Associated Press Awards for reporting. A past Guest Lecturer at the Harvard Business School for 10 years, Mr. Kramer holds an MBA degree from Harvard and a Bachelor of Science degree in Journalism and Political Science from Syracuse University.

Directors continuing in office until the 2009 annual meeting of stockholders.

Edward G. Sim has served as a director since August 1999. He currently serves as the chairman of the Company’s Compensation Committee and as a member of the Company’s Audit Committee. Mr. Sim is a member and Managing Director of the Dawntreader Group and Dawntreader Funds, which he co-founded in 1998. From April 1996 to April 1998, Mr. Sim worked with Prospect Street Ventures, a New York-based venture capital firm, where he worked on software and technology investments like 24/7 Media. From June 1994 to April 1996, Mr. Sim worked with J.P. Morgan’s Structured Derivatives Group on the development of a real-time trading application for global asset allocation. Mr. Sim currently serves as a director of DeepNines Technologies, netForensics, Inc., Greenplum, and Moreover Technologies. Mr. Sim served as a director of LivePerson from October 2000 to July 2001, Flashbase from June 1999 to June 2000, and Expertcity/GoToMyPC from August 1999 to March 2004. Mr. Sim graduated with an A.B. in Economics from Harvard College.

Jerry Colonna has served as a director since June 2004. He currently serves as the chairman of the Company’s Nominating / Corporate Governance Committee and as a member of the Company’s Compensation Committee. From January 2002 until December 2002, Mr. Colonna was a partner with JP Morgan Partners, LLC, the private equity arm of JP Morgan Chase & Co. Since August 1996, Mr. Colonna has been a partner with Flatiron Partners, a venture-capital company he co-founded. Mr. Colonna is a member of the board of directors of a number of private corporations including a public company, PlanetOut Inc., as well as a number of non-profit organizations including the National Center for Women in Technology and NYPower NY. Mr. Colonna holds a B.A. in English Literature from Queens College at the City University of New York.

Independence of Directors

Our board of directors has determined that all of the Company’s directors, except Robert S. Rosenschein, are currently “independent” in accordance with the applicable listing standards of the NASDAQ Stock Market as currently in effect.

Meetings of the Board of Directors and its Committees

During the year ended December 31, 2006, the Company’s board of directors held five meetings. The board of directors has an Audit Committee, a Compensation Committee, a Nominations / Corporate Governance Committee and a Financing Committee. During the year ended December 31, 2006, each committee held the following number of meetings:

•	Audit Committee - six meetings

•	Compensation Committee - five meetings

•	Nominations / Corporate Governance Committee - four meetings

•	Financing Committee - two meetings

During the year ended December 31, 2006, no director attended fewer than 75% of the aggregate of the total number of meetings of the Company’s board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Company’s board of directors on which he served (held during the period that he served).

Corporate Governance and Board Committees

Code of Ethics.

The Company’s board of directors has adopted a Code of Ethics and Business Conduct (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s Website at www.answers.com. Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board and will be promptly disclosed to the Company’s stockholders on the Company’s Website. In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC.

Audit Committee.

The Company’s board of directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominations and Governance Committee. Each charter is available on the Company’s Website.

The Audit Committee was established in May 2004 and serves at the pleasure of the Company’s board of directors. The Audit Committee monitors the integrity of the Company’s financial statements, reviews the qualifications and independence of the Company’s auditors, monitors the performance of the Company’s internal audit function and independent registered public accounting firm, and ensures compliance of all applicable legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. The Audit Committee also pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm.

The members of the Audit Committee during the year ended December 31, 2006 were Messrs. Yehuda Sternlicht, as Chairman, Mark A. Tebbe and Edward G. Sim. The Company’s board of directors has determined that each member of the Audit Committee currently meets the independence criteria set forth in the applicable rules of the NASDAQ Stock Market and the SEC for audit committee membership. The board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable NASDAQ Stock Market and SEC rules. The Company’s board of directors has determined that Mr. Sternlicht is qualified as an “audit committee financial expert” as defined by the SEC. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee.

In May 2004, the Company established the Compensation Committee, which serves at the pleasure of the Company’s board of directors. The Compensation Committee reviews and approves the Company’s salary and benefits policies, including compensation of the Chief Executive Officer or any severance or similar termination payments to be made to current or former executive officers or members of senior management. It is also within the charter of the Compensation Committee to administer our incentive compensation plans and equity-based compensation plans and recommend and approve grants of stock options under such plans. The members of the Compensation Committee are Messrs. Edward G. Sim, as Chairman, Mark A. Tebbe, and Jerry Colonna. The Company’s board of directors has determined that each of the directors composing the Compensation Committee is currently independent for purposes of the applicable NASDAQ Stock Market rules.

Nominations / Corporate Governance Committee.

The Nominations / Corporate Governance Committee was established in May 2004 and serves at the pleasure of the Company’s board of directors. The purpose of the Nominations / Corporate Governance Committee is to identify individuals believed to be qualified to become board members and to recommend that the board of directors select the director nominees to stand for election at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. It is also within the charter of the Nominations / Corporate Governance Committee to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company, standards to be applied in making determinations as to the absence of material relationships between the Company and a director and to oversee the selection and composition of committees of the board of directors and, as applicable, oversee management continuity planning processes. The members of the Nominations / Corporate Governance Committee are Messrs. Jerry Colonna, as Chairman, Mark Segall and Lawrence S. Kramer. The Company’s board of directors has determined that each of the directors who compose the Nominations / Corporate Governance Committee is currently independent for purposes of the applicable NASDAQ Stock Market rules.

Financing Committee.

The Financing Committee was established in July 2005 and serves at the pleasure of the Company’s board of directors. The purpose of the Financing Committee is to review and discuss with management financing opportunities that the Company may consider from time to time, to evaluate the business merits of any potential mergers and acquisitions and to provide the board of directors with a recommendation as to the terms and conditions of any potential extraordinary transactions, in consultation with the management team, legal advisors and financial consultants of the Company. The members of the Financing Committee are Messrs. Mark B. Segall, as Chairman, Yehuda Sternlicht and Lawrence S. Kramer.

Vice-Chairman of the Board of Directors & Lead Director.

On April 12, 2007, Mr. Mark A. Tebbe was appointed Vice-Chairman of the Board of Directors and Lead Director. In this capacity, Mr. Tebbe is authorized to call meetings of the board when necessary and appropriate, in consultation with the non-employee directors advise the Chairman as to an appropriate schedule of board meetings and review and provide the Chairman with input regarding the agendas for the board meetings, preside at all meetings at which the Chairman is not present including executive sessions of the non-employee directors and apprise the Chairman of the issues considered, be available for consultation and direct communication with the Company's major stockholders and perform such other duties as the Board may from time to time delegate.

Director Nominations

The Nominations / Corporate Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors. The Nominations / Corporate Governance Committee shall make director nominations as a committee or make recommendations to the board with respect to director nominations. Toward the end of the Company’s 2005 fiscal year, the Nominations / Corporate Governance Committee recommended that the board of directors adopt, and the board of directors subsequently adopted, Procedures for the Recommendation by Stockholders of Director Candidates (“Nomination Procedures”). The Nomination Procedures are attached to this proxy statement as Annex B. Under the Nomination Procedures, the Nominations / Corporate Governance Committee will only consider nominations properly submitted by stockholders in accordance the rules stated therein.

If the Nominations / Corporate Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, it may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates.

Director Compensation

The following table sets forth summary information concerning the total compensation paid to the Company’s non-employee directors in 2006 for services to the Company.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(*)	Total ($)
Jerry Colonna (1)	38,958	26,763	65,721
Lawrence S. Kramer (2)	35,417	26,763	62,180
Mark B. Segall (3)	38,958	26, 763	65,721
Edward G. Sim (4)	42,500	26, 763	69,293
Yehuda Sternlicht (5)	43,750	26, 763	70,513
Mark A. Tebbe (6)	38,958	26, 763	65,721

Total:	238,541	160,578	399,119

*
Amounts represent stock-based compensation expense for fiscal year 2006 for stock options granted in 2006 under SFAS 123R as discussed in Note 2, "Accounting for Stock-Based Compensation" subheading (i), “Valuation Assumptions for Stock Options,” of the Notes to Consolidated Financial Statements included elsewhere in the Company's Annual Report on Form 10-KSB.

(1)	43,050 options were outstanding as of 12/31/06, of which 20,478 were exercisable as of December 31, 2006.
(2)	43,050 options were outstanding as of 12/31/06, of which 13,901 were exercisable as of December 31, 2006.
(3)	43,050 options were outstanding as of 12/31/06, of which 16,891 were exercisable as of December 31, 2006.
(4)	43,021 options were outstanding as of 12/31/06, of which 23,446 were exercisable as of December 31, 2006.
(5)	28,050 options were outstanding as of 12/31/06, of which 5,478 were exercisable as of December 31, 2006.
(6)	38,297 options were outstanding as of 12/31/06, of which 18,722 were exercisable as of December 31, 2006.

Cash Compensation. The Company’s non-employee directors receive an annual base fee of $20,000, with no additional fee rendered for attendance at board meetings. In addition to their base fees, directors receive annual fees for membership on our committees, pursuant to the fee schedule set forth below:

	Director fee base	Audit membership	Compensation membership	Governance membership	Financing membership	Audit Chair	Other Chair	Total

Mr. Colonna	$20,000	$-	$2,500	$2,500	$-	$-	$2,500	$27,500
Mr. Kramer	20,000	-	-	2,500	2,500	-	-	25,000
Mr. Segall	20,000	-	-	2,500	2,500	-	2,500	27,500
Mr. Sim	20,000	5,000	2,500	-	-	-	2,500	30,000
Mr. Sternlicht	20,000	5,000	-	-	2,500	7,500	-	35,000
Mr. Tebbe	20,000	5,000	2,500	-		-	-	27,500

Total	$20,000	$15,000	$7,500	$7,500	$7,500	$7,500	$7,500	$172,500

The Company reimburses its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

Equity Compensation. During fiscal 2006, each member of the Company’s board of directors was eligible to receive stock awards under the terms of our 2005 Incentive Compensation Plan. New members of the Company’s board of directors receive an initial option grant to purchase 28,700 shares of our common stock with 25% of the shares vesting after one year from the date of grant and 1/36th of the shares vesting monthly thereafter. Continuing members of the Company’s board of directors receive an annual option grant of 7,175 shares of common stock, to be granted on the date of the annual stockholders’ meeting, with 25% of the shares vesting after one year from the date of grant and 1/36th of the shares vesting monthly thereafter.

There were no new members to the Company’s board of directors during fiscal 2006. All option grants were to continuing members, thus, each member received options to purchase 7,175 shares of the Company’s common stock, granted on June 21, 2006 with an exercise price of $9.65 per share, based on the Nasdaq close price on June 21, 2006. The grant date fair value of these options, based on Black-Scholes valuation model, was approximately $3.73 per option.

Communications by Stockholders with Directors

The Company encourages stockholder communications with the Company’s board of directors and/or individual directors. Stockholders who wish to communicate with Company directors should send their communications to the care of Caleb Chill, Secretary, Answers Corporation, at 237 West 35th Street, Suite 1001, New York, New York 10001; Fax: 646-502-4778. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. Mr. Chill will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Chill.

Director Attendance at Annual Meetings

The Company will make every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. The Company does not have a formal policy regarding director attendance at the Company’s stockholder annual meetings.

Vote Required and Recommendation of the Company’s Board of Directors

The terms of three of the Company’s incumbent Class III directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class III directors of the Company’s board of directors at the annual meeting. Management’s nominees for election by the Company’s stockholders to those three positions are Robert S. Rosenschein, Yehuda Sternlicht and Mark B. Segall. Please see “Director Nominees” above for information concerning each of the nominees.

If a quorum is present at the annual meeting, the three nominees for Class III directors receiving the highest number of votes cast “FOR” will be elected as directors, each to serve until the Company’s 2010 annual meeting of stockholders or until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Somekh Chaikin, a member of KPMG International, as the Company’s independent registered public accounting firm for the year ending December 31, 2007. The board of directors has concurred in the Audit Committee’s selection and requests the ratification of the appointment of Somekh Chaikin by the stockholders at the annual meeting.

Vote Required and Recommendation of the Company’s Board of Directors

The affirmative vote of a majority of the shares of Answers’ common stock present in person at the annual meeting or represented by proxy is required for ratification of the appointment of Somekh Chaikin as Answers’ independent registered public accounting firm for 2007. Because the ratification of Answers’ independent registered public accounting firm is a routine matter, a brokerage firm or bank will be entitled to exercise discretionary voting authority in the event you have not provided instructions as to how to vote your shares, and, therefore, broker non-votes will have the effect of votes against this proposal. Abstentions will be counted as present for purposes of determining if a quorum is present, but will have the effect of votes against this proposal.

Stockholder ratification of the selection of Somekh Chaikin as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Company is submitting the selection of Somekh Chaikin to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Somekh Chaikin. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 2.

Auditors

A representative of Somekh Chaikin is expected to be available at the annual meeting and will have the opportunity to make statements if he or she desires to do so and to respond to appropriate questions.

Audit Fees

All of the services described in the following fee table were approved by the Company’s Audit Committee:

	2006	2005
	$	$

Audit Fees (1)	216,000	155,000

Tax Fees (2)	3,750	5,000

All other fees (3)	0	0

Total	219,750	160,000

(1)
This category includes fees associated with the audit of the Company’s annual financial statements, review of financial statements included in our Form 10-QSB quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, for those fiscal years.

(2)	This category consists of services provided by KPMG for tax compliance.

(3)	This category consists of all other services provided by KPMG that are not reported above.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted policies and procedures that require the pre-approval by the Audit Committee of all fees paid to and services performed by our principal registered independent accountants and other auditing firms. At the beginning of each year, the Audit Committee approves the proposed services along with the range of corresponding fees to be provided by our independent registered accountants. If any proposed service would exceed the pre-approved cost levels, the proposed service requires specific pre-approval. In addition, specific pre-approval is required for any proposed services that may arise during the year that are outside the scope of the initial services pre-approved by the Audit Committee. The Audit Committee also adopted a policy acknowledging and specifically prohibiting our independent registered accountants from performing any of those non-audit services that a company’s principal independent accountant are prohibited from performing by the Sarbanes-Oxley Act.

Audit Committee Report

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Company’s board of directors, is “independent” as defined in the applicable listing standards of the NASDAQ Stock Market. The members of the Audit Committee are Yehuda Sternlicht (Chairman), Mark A. Tebbe and Edward G. Sim. The Audit Committee acts pursuant to a written charter that has been adopted by the Company’s board of directors. A copy of the Audit Committee charter is attached to this proxy statement as Annex A.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2006. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2006:

(1) The Audit Committee reviewed and discussed the audited financial statements with management;

(2) The Audit Committee discussed with Somekh Chaikin, a member of KPMG International, the Company’s independent registered public accounting firm, the material required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (as may be modified or supplemented); and

(3) The Audit Committee received the written disclosures and the letter from Somekh Chaikin required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the review and discussion referred to above, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, to be filed with the SEC.

AUDIT COMMITTEE:

Yehuda Sternlicht (Chairman)
Mark A. Tebbe
Edward G. Sim

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

The table below and accompanying footnotes set forth certain information as of May 1, 2007 with respect to the ownership of the Company’s common stock by:

•	each person or group who is known to us to beneficially own more than 5% of the Company’s outstanding common stock;
•	each of the Company’s directors;
•	the Company’s chief executive officer and other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2006; and
•	all of the Company’s directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the Record Date, as a result of the exercise of options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the Record Date have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities.

Applicable percentage of ownership for each holder is based on 7,853,590 shares of common stock outstanding on the Record Date, plus any presently exercisable stock options and warrants held by each such holder, and options, warrants and bridge notes held by each such holder that will become exercisable or convertible within 60 days after the Record Date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned		Common Stock %
Executive Officers and Directors:

Robert S. Rosenschein c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	534,303	(2)	6.80
Steven Steinberg c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	70,141	(3)	*
Jeff Schneiderman c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	65,983	(4)	*
Jeffrey S. Cutler	119,166	(5)	1.52
Bruce D. Smith	49,687	(6)	*
Jerry Colonna	26,756	(7)	*
Lawrence S. Kramer	20,178	(8)	*
Mark B. Segall	25,668	(9)	*
Edward G. Sim	30,636	(10)	*
Yehuda Sternlicht	11,756	(11)	*
Mark A. Tebbe	60,058	(12)	*

All directors and executive officers
As a group (11 individuals):	1,014,332		12.92

5% or greater stockholders:

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	972,610	(13)	12.38
Trellus Management Company, LLC 350 Madison Avenue, 9th Floor New York, New York 10017	440,000	(14)	5.60

1)	Unless otherwise indicated, the business address of each of the following is c/o Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.
2)	Consists of 300,960 shares of common stock and 233,343 shares of common stock issuable upon exercise of options.
3)	Consists of 7,500 shares of common stock and 62,641 shares of common stock issuable upon exercise of options.
4)	Consists of 65,983 shares of common stock issuable upon exercise of options.
5)	Consists of 119,166 shares of common stock issuable upon exercise of options.
6)	Consists of 5,000 shares of common stock and 44,687 shares of common stock issuable upon exercise of options.
7)	Consists of 26,756 shares of common stock issuable upon exercise of options.
8)	Consists of 20,178 shares of common stock issuable upon exercise of options.
9)	Consists of 2,500 shares of common stock and 23,168 shares of common stock issuable upon exercise of options.
10)	Consists of 916 shares of common stock and 29,720 shares of common stock issuable upon exercise of options.
11)	Consists of 11,756 shares of common stock issuable upon exercise of options.
12)	Consists of 35,062 shares of common stock and 24,996 shares of common stock issuable upon exercise of options.
13)	Based on information included on Form 13-G filed with the SEC on January 17, 2007
14)	Based on information included on Form 13-G filed with the SEC on February 13, 2007

* Less than 1%

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

EXECUTIVE OFFICERS

Set forth below are the names, ages and descriptions of the backgrounds, as of May 1, 2007, of each of the current executive officers of the Company.

Name	Age	Position
Robert S. Rosenschein	53	Chief Executive Officer, President and Chairman of the Board
Steven Steinberg	46	Chief Financial Officer
Jeff Schneiderman	43	Chief Technical Officer
Jeffrey S. Cutler	44	Chief Revenue Officer
Bruce D. Smith	46	Vice-President Strategic Development

Robert S. Rosenschein has been Chairman of the Company’s board of directors and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as Answers’ Chief Executive Officer. From May 2000 to April 2001, Mr. Rosenschein served as Answers’ Chairman. From 1988 to 1997, Mr. Rosenschein was Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1997 to 1998, Mr. Rosenschein was Chief Technical Officer of Accent Software International Ltd. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Steven Steinberg joined Answers Corporation in December 2002 as Vice President of Finance and became Answers’ Chief Financial Officer and Secretary in January 2004. Since January 2007, Mr. Steinberg no longer serves as Secretary. From January 2001 to November 2002, he was Vice President of Finance at Percite Information Technologies, Ltd., a supply-chain software company. From November 1998 to December 2000, Mr. Steinberg was Controller of Albar Financial Services Ltd., an automobile finance and leasing company. Previously, he was the Chief Financial Officer of the New York Operations of Health Partners, Inc., and worked for ten years at the New York offices of the accounting firm Coopers and Lybrand where he was an audit manager. Mr. Steinberg graduated with a B.B.A. from Florida International University.

Jeff Schneiderman has been Answers’ Chief Technical Officer since March 2003. From January 1999 until February 2003, Mr. Schneiderman was Answers’ Vice President of Research and Development. From November 1991 to November 1998, Mr. Schneiderman was employed at Accent Software International Ltd., where he served as Vice President of Engineering from October 1996 to March 1998 and as Vice President of Product Development from March 1998 to November 1998. Mr. Schneiderman also has held development positions at AT&T Bell Labs and the Whitewater Group. Mr. Schneiderman graduated with a B.S. in Computer Science from the University of Illinois at Urbana/Champaign and a M.S. in Computer Science from Illinois Institute of Technology.

Jeffrey S. Cutler has been Answers’ Chief Revenue Officer since March 15, 2005. From July 2003 to March 2005 he served as General Manager of the Software Information and Industry Association’s Content Division. Prior to that, between October 2001 and January 2003, Mr. Cutler served as President and Chief Executive Officer for Inlumen, Inc. From April 1999 to October 2001 Mr. Cutler was Senior Vice President, General Manager and Chief Operating Officer of Office.com, a leading online business service co-owned by Winstar Communications and CBS/Viacom, where he also served as Vice President Business Development between March 1998 and April 1999. Prior to that, between March 1997 and March 1998 he was Vice President of Sales and Marketing for Winstar Telebase, a leading channel for premium business content. Between September 1996 and March 1997, he served as Director of Sales for N2K Telebase, prior to its acquisition by Winstar. Mr. Cutler also spent two years as Director of Trading Services at Thomson Financial Services' CDA/Spectrum between December 1994 and August 1996, and worked at CompuServe from March 1986 to July 1994, managing the distribution of information, network and email/intranet services to the financial services industry. Mr. Cutler graduated with a BA in Computer Science and Finance from Rutgers College, Rutgers University in May 1985.

Bruce D. Smith has been Answers’ Vice President - Strategic Development since July 2005. From 1999 to July 2005, Mr. Smith was a Managing Director of Archery Capital, a New York based investment firm. Between June 1998 and July 1999, Mr. Smith was the Senior Internet Analyst at Jefferies & Company, where he was responsible for coverage of the industry as well as individual companies. He also maintained coverage of the Internet industry at Merrill Lynch & Co prior to Jefferies. In addition, Mr. Smith was a Senior Technology Analyst at Morgan Stanley Asset Management (a division of Morgan Stanley & Co.). Mr. Smith has a Bachelor of Business Administration (BBA), Magna Cum Laude, from Bernard M. Baruch College of the City University of New York. He is a Chartered Financial Analyst (CFA) and member of the New York Society of Security Analysts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and changes in ownership of our common stock. Such individuals are also required to furnish us with copies of all such ownership reports they file.

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, the Company believes that during 2006, all Securities and Exchange Commission filings of its directors and executive officers complied with the requirements of Section 16 of the Securities Exchange Act.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION COMMITTEE REPORT

Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this proxy statement and the annual report on Form 10-KSB.

Submitted by the Compensation Committee
Ed Sim, Chairman
Jerry Colonna
Mark Tebbe

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The following discussion and analysis of compensation arrangements of our named executive officers for 2006 should be read together with the compensation tables and related disclosures set forth below.

Introductory Remark

We believe our success depends on the continued contributions of our named executive officers. Personal relationships are very important in our industry. Our named executive officers are primarily responsible for many of our critical customer and business development relationships. The maintenance of these relationships is critical to ensuring our future success. Therefore, it is important to our success that we retain the services of these individuals and prevent them from competing with us should their employment with us terminate.

General Philosophy

Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our short-term and long-term business goals. We strive to apply a uniform philosophy regarding compensation of all employees, including members of senior management. This philosophy is based upon the premise that the achievements of the company result from the combined and coordinated efforts of all employees working toward common goals and objectives in a competitive, evolving market place. The goals of our compensation program are to align remuneration with business objectives and performance and to enable us to retain and competitively reward executive officers and employees who contribute to our long-term success. We attempt to pay our executive officers and employees competitively in order that we will be able to retain the most capable people in the industry. In making executive compensation and other employment compensation decisions, the Compensation Committee considers achievement of certain criteria, some of which relate to our performance and others of which relate to the performance of the individual employee. Awards to executive officers are based on achievement of company and individual performance criteria.

The Compensation Committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional stock options or provide other short and long-term incentive compensation to executive officers and other employees.

Compensation Program & Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

In order to achieve the above goals, our total compensation packages include base salary, annual bonus and in cases of our sales employees, commissions, all paid in cash, as well as long-term compensation in the form of stock options.

Base Salary. Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar education and background to the executive officers being recruited. We also consider the individual’s experience, reputation in his or her industry and expected contributions to our company. Base salary is continuously evaluated by competitive pay and individual job performance. Base salaries for executives are reviewed annually or more frequently should there be significant changes in responsibilities. In each case, we take into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.

Bonuses. A component of each executive officer’s potential annual compensation may take the form of a performance-based bonus. Contractually, our Chief Revenue Officer is entitled to an annual bonus based on specified criteria (including, meeting revenue targets, meeting profit and loss statement targets and satisfying certain non-financial goals) and our CEO is entitled to an annual bonus, to be determined at the discretion of our Board of Directors or the Compensation Committee. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on our financial performance and the achievement of the officer’s individual performance objectives. The Chief Executive Officer’s bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

Long-Term Incentives. Longer-term incentives are provided through stock options, which reward executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of our stockholders. Grants of stock options to executive officers are based upon each officer’s relative position, responsibilities and contributions to Answers, with primary weight given to the executive officers’ relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Answers may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are generally granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

Based on our compensation philosophy, a substantial portion of our compensation rewards long-term performance of our company and promotes executive retention. This is delivered to our executives through stock options granted upon their initial hire and through ongoing annual option grants. Similar to base salary increases, option grants are also granted to address promotions and significant changes in responsibility. Although the expenses of stock options affect our financial statements negatively, we continue to believe that this is a strong element of compensation that focuses the employees on financial and operational performance to create value for the long-term. Stock option awards are “time based.” In order to provide an incentive for continued employment, stock options granted under our stock option plans generally vest 25% upon completion of 12 months of service and  1/36 per month thereafter, and generally expire six or ten years from the date of the grant, depending on the relevant compensation plan. This provides a reasonable time frame to align the executive officer compensation with the appreciation of our stock price while managing potential dilution effectively.

Initial stock option grants and annual option grants for plan participants are generally determined within ranges established for each job level. These ranges are established based on our desired pay positioning relative to the competitive market. Specific recruitment needs are taken into account for establishing the levels of initial option grants. Annual option grants take into consideration a number of factors, including performance of the individual, job level, prior grants and competitive external levels. The goals of option grant guidelines are to ensure future grants remain competitive from a grant value perspective and to ensure option usage consistent with option pool forecasts.

Option Grant Practice

The Compensation Committee has delegated the authority to make initial option grants to new employees (within an approved range) to executive management. During 2006, initial hire grants that were within the Chief Executive Officer’s approved range were granted quarterly, commencing in the second quarter, on the 27th of June, the 27th of September and the 27th of December. According to our practice, if the 27th of the last month of a quarter falls on a Friday, Saturday or Sunday, the meeting approving the grant is to be held on the following non-holiday Monday. Based on the definition of fair market value in our stock option plan, options are granted at 100% of the closing sales price of our stock on the last market trading date prior to the grant date.

We did not have any initial hire grants that were above executive management's approved range. In the event such a case was to occur in the future, such grants would be approved by the Compensation Committee with the grant date being the day after the first day of service and the exercise price being the closing sale price on the last market trading day prior to the grant date. For annual option grants to all employees, the Compensation Committee must review and submit its approval. In 2006, these grants were made on January 30. This timing enables management and the Compensation Committee to consider performance by both us and the individual and balance it against our expectations for the current year.

We do not time the granting of our options with any favorable or unfavorable news released by us. The initial grants are based on the timing of the quarterly pre-determined end-of-quarter dates. Proximity of any awards to an earnings announcement or other market events is coincidental.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our 1999 Stock Option Plan, the 2000 Stock Plan, the 2003 Stock Plan, the 2004 Stock Plan and the 2005 Incentive Compensation Plan generally qualify for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Accounting for Stock-Based Compensation. On January 1, 2006, we began accounting for stock-based payments including our stock option program in accordance with the requirements of FASB Statement 123(R).

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Robert S. Rosenschein is employed as Answers’ President and Chief Executive Officer pursuant to a five-year employment agreement that commenced on January 1, 2002 and was amended and restated as of January 8, 2004 and further amended on November 27, 2006. During 2006, Mr. Rosenschein’s annual base salary was set at $217,800. Mr. Rosenschein’s annual base salary was increased to $239,580 as of March 1, 2007. According to his amended agreement, Mr. Rosenschein’s annual base salary is subject to a 10% annual increase and an annual bonus to be determined at the discretion of the Company’s board of directors. Mr. Rosenschein or the Company may voluntarily terminate the employment agreement by providing no less than ninety days’ prior written notice.

If the Company terminates Mr. Rosenschein without cause, the Company shall extend the period during which Mr. Rosenschein may exercise his options granted after the date of his employment agreement by one (1) year from the effective date of his termination. Furthermore, if the Company terminates Mr. Rosenschein for any reason other than cause, the Company is required to pay him a lump sum of $150,000 less the severance pay portion of his Manager’s Insurance Policy (the “Policy”), regardless of the period remaining in the term of his employment agreement. If the Policy is greater than $150,000, then Mr. Rosenschein will be entitled to the entire amount payable under the Policy. At the time Mr. Rosenschein’s employment agreement was amended and restated in 2004, 241,964 options were granted to Mr. Rosenschein under the 2003 Stock Option Plan. In the event of a change in control, the Company will accelerate the vesting of 50% of any options granted to Mr. Rosenschein that have not vested as of the effective date of the change in control. If, within twelve months after such change in control, Mr. Rosenschein is terminated without cause, any unvested options that were granted to Mr. Rosenschein will vest immediately upon the effective date of the termination. Mr. Rosenschein has agreed to refrain from competing with the Company for a period of two years following the termination of his employment.

Steve Steinberg is employed as Answers’ Chief Financial Officer pursuant to an employment agreement that commenced on April 1, 2004. During 2006, Mr. Steinberg’s annual base salary was set at $140,000. Mr. Steinberg's annual base salary was increased to $157,920 as of March 1, 2007. Mr. Steinberg or the Company may terminate the employment agreement by providing three months written notice.

If the Company terminates Mr. Steinberg without cause, the Company shall extend the period during which Mr. Steinberg may exercise his options granted after the date of his employment agreement by one (1) year from the effective date of Mr. Steinberg’s termination. In the event of a change in control, the Company will accelerate the vesting of 50% of any options granted to Mr. Steinberg that have not vested as of the effective date of the change of control. If, within twelve (12) months after such change in control, Mr. Steinberg is terminated without cause, Mr. Steinberg is entitled to four (4) months written notice and any unvested options that were granted to Mr. Steinberg will vest immediately upon the effective date of the termination. Mr. Steinberg has agreed to refrain from competing with the Company for a period of twelve (12) months following the termination of his employment.

Jeff Schneiderman is employed as Answers’ Chief Technical Officer pursuant to an employment agreement that commenced on April 1, 2004. During 2006, Mr. Schneiderman’s annual base salary was set at $140,000. Mr. Schneiderman's annual base salary was increased to $157,920 as of March 1, 2007. Mr. Schneiderman or the Company may terminate the employment agreement by providing three months written notice.

If the Company terminates Mr. Schneiderman without cause, the Company shall extend the period during which Mr. Schneiderman may exercise his options granted after the date of his employment agreement by one (1) year from the effective date of Mr. Schneiderman’s termination. In the event of a change in control, the Company will accelerate the vesting of 50% of any options granted to Mr. Schneiderman subsequent to his employment agreement that have not vested as of the effective date of the change in control. If, within twelve (12) months after such change in control, Mr. Schneiderman is terminated without cause, Mr. Schneiderman is entitled to four (4) months written notice and any unvested options that were granted to Mr. Schneiderman subsequent to the date of his employment agreement will vest immediately upon the effective date of the termination. Mr. Schneiderman has agreed to refrain from competing with the Company for a period of twelve (12) months following the termination of his employment.

Jeffrey S. Cutler is employed as Answers’ Chief Revenue Officer pursuant to an employment agreement that commenced on March 15, 2005. During 2006, Mr. Cutler’s annual base salary was set at $225,000. Mr. Cutler's annual base salary was increased to $237,600 as of March 1, 2007. Mr. Cutler or the Company may terminate the employment agreement by providing thirty days written notice.

If the Company terminates Mr. Cutler without cause, or if Mr. Cutler resigns for certain “good reasons” enumerated below, the Company shall (i) extend the period during which Mr. Cutler may exercise his options granted after the date of his employment agreement by one year from the effective date of Mr. Cutler’s termination and (ii) pay Mr. Cutler a lump-sum cash payment equal to between six and twelve months of his base salary, depending upon his length of service at the time of such termination, meaning, this lump-sum cash payment increases by one month's pay for each six months that Mr. Cutler is employed by the Company, up to a cap of twelve months of base salary.

In the event of a change in control, the Company will accelerate the vesting of 50% of any options granted to Mr. Cutler subsequent to his employment agreement that have not vested as of the effective date of the change in control. If the Company terminates Mr. Cutler’s employment without cause, or if Mr. Cutler resigns for certain “good reasons” enumerated below, at any time during the twelve (12) months subsequent to a change of control, then, 100% of any options granted to Mr. Cutler that have not vested will immediately vest and the Company will pay to Mr. Cutler a lump-sum cash payment equal to his annual base salary at the time of the change in control. If upon a change in control the market closing price of the Company’s common stock is less than 120% of our market closing price on the employment commencement date, then Mr. Cutler shall have the option to forfeit 200,000 of his options and he shall receive a stock award of 50,000 shares of the Company’s common stock.

Mr. Cutler may be eligible for a bonus of up to 75% of his base annual salary, contingent upon meeting certain performance goals. Mr. Cutler has agreed to refrain from competing with the Company following the termination of his employment for a period of between six (6) to twelve (12) months, depending on certain conditions enumerated in the employment agreement.

The "good reasons" for which Mr. Cutler may resign and be entitled to the certain benefits described above are the occurrence of any of the following events or conditions: (i) a substantial reduction in his base salary; (ii) his demotion prior to a change in control; (iii) our requirement that he be based at a location other than the New York City metropolitan area; or (iv) any material breach of his employment agreement on the Company’s part.

Bruce D. Smith is employed as Answers’ Vice President - Strategic Development pursuant to an employment agreement that commenced on July 27, 2005. Mr. Smith’s annual base salary was set at $175,000 between January 1, 2006 and June 20, 2006, and at $190,000 between June 21, 2006 and February 28, 2007. Mr. Smith's annual base salary was increased to $216,000 as of March 1, 2007. Mr. Smith or the Company may terminate the employment agreement by providing three (3) months written notice.

In the event of a change in control, the Company will accelerate the vesting of 50% of any options granted to Mr. Smith subsequent to his employment agreement that have not vested as of the effective date of the change of control. If the Company terminates Mr. Smith’s employment without Cause at any time during the twelve (12) months subsequent to a change in control, then, Mr. Smith will be entitled to three (3) months written notice and 100% of any options granted to Mr. Smith that have not vested will immediately vest. Mr. Smith has agreed to refrain from competing with the Company following the termination of his employment for a period of twelve (12) months.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and three other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2006.

Name &Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)

Robert S. Rosenschein (1)	2006	209,724(9)	—	—	98,406	—	—	31,884(7)	340,014
Chief Executive Officer	2005	189,924(9)	—	—	—	—	—	58,442(8)	248,366
And Chairman	2004	179,563(9)	—	—	—	—	—	22,451	202,014

Steve Steinberg (2)	2006	131,928(9)	—	—	93,982	—	—	27,371	253,281
Chief Financial Officer	2005	125,317(9)	—	—	—	—	—	26,958	152,275
	2004	111,924(9)	30,000	—	—	—	—	26,374	168,298

Jeffrey S. Cutler (3)	2006	225,000(9)	130,526	—	493,022	—	—	34,077	882,625
Chief Revenue Officer	2005	178,990(9)	30,000	—	—	—	—	26,370	235,360
	2004	—	—	—	—	—	—	—	—

Jeff Schneiderman (4)	2006	131,400	—	—	94,619	—	—	27,341	253,360
Chief Technical Officer	2005	107,342	—	—	—	—	—	25,568	132,910
	2004	96,924	500	—	—	—	—	25,399	122,823

Bruce D. Smith (5)	2006	182,952	—	—	147,959	—	—	29,299	360,210
VP - Strategic	2005	74,936	—	—	—	—	—	14,760	89,696
Development	2004	—	—	—	—	—	—	—	—

_______________________
*
Amounts represent stock-based compensation expense for fiscal year 2006, resulting from the adoption of SFAS 123R, as discussed in Note 2 (i), "Accounting for Stock-Based Compensation," of the Notes to Consolidated Financial Statements included elsewhere in the Company's Annual Report on Form 10-KSB.

(1)	Mr. Rosenschein was appointed our Chief Executive Officer in May 2001.

(2)	Mr. Steinberg was appointed our Chief Financial Officer in January 2004.

(3)	Mr. Cutler was appointed our Chief Revenue Officer in March 2005.

(4)	Mr. Schneiderman was appointed our Chief Technical Officer in March 2003.

(5)	Mr. Smith was appointed VP - Strategic Development in July 2005.

(6)
With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers     received other compensation, perquisites and/or personal benefits in excess of $10,000.

(7)	Includes a deposit of $10,486 into a pension fund for the benefit of Mr. Rosenschein.

(8)	Includes a one-time lump sum payment of $26,000 for unused vacation days that accrued over the course of 2004 and previous years.

(9)	Does not include benefit associated with possession of company-leased vehicle.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2006:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Total Grant-Date Fair Value ($)
Robert S. Rosenschein	January 30, 2006(1)	80,000	13.75	429,407
Steve Steinberg	January 30, 2006(1)	55,000	13.75	295,218
Jeffrey S. Cutler	January 30, 2006(1)	20,000	13.75	107,352
Jeff Schneiderman	January 30, 2006(1)	65,000	13.75	348,894
Bruce D. Smith	January 30, 2006(1)	15,000	13.75	80,514
	June 21, 2006(1)	15,000	9.65	56,014

(1)	25% of the grant exercisable as of 12 months following the Grant Date; 1/36 of the remainder exercisable on each of the following 36 monthly anniversaries.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Robert S. Rosenschein	176,432	65,532	5.06	August 5, 2013
	—	80,000	13.75	January 30, 2012

Steve Steinberg	10,634	227	11.51	August 5, 2013
	10,521	544	0.69	August 5, 2013
	17,648	4,073	2.76	August 5, 2013
	13,725	12,628	5.25	November 9, 2014
	—	55,000	13.75	January 30, 2012

Jeffrey S. Cutler	87,500	112,500	20.35	March 15, 2015
	—	20,000	13.75	January 30, 2012

Jeff Schneiderman	5,648	—	1.15	March 21, 2009
	10,861	—	2.76	October 20, 2009
	4,345	—	6.91	April 8, 2010
	8,689	—	11.51	August 1, 2011
	6,081	—	0.69	August 5, 2013
	11,914	10,962	5.25	November 9, 2014
	—	65,000	13.75	January 30, 2012

Bruce D. Smith	26,562	48,438	15.35	July 17, 2015
	—	15,000	13.75	January 30, 2012
	—	15,000	9.65	June 21, 2012

Option Exercises - Fiscal 2006

The following table summarizes the options exercised by named executive officers during the year ended December 31, 2006 and the value realized upon exercise:

	Options Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)

Robert S. Rosenschein	—	—
Steve Steinberg	15,000	145,336
Jeffrey S. Cutler	—	—
Jeff Schneiderman	26,500	279,514
Bruce D. Smith	—	—

Certain Relationships and Related Transactions

There have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2006 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

	No. of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans
approved by security holders	1,904,844	$10.80	401,853
Equity compensation plans not
approved by security holders	1,193,414	$15.79	-
Total	3,098,258		401,853

COMPARISON OF STOCKHOLDER RETURN

The following graph shows a comparison from January 1, 2006 through December 31, 2006 of cumulative total return for the Company’s common stock compared with (i) the NASDAQ Stock Market Composite Index and (ii) the Goldman Sachs Internet Index. Such returns are based on historical results and are not intended to suggest future performance. The graph assumes that the value of the investment in Company’s common stock, the NASDAQ Stock Market Composite Index and the Goldman Sachs Internet Index each was $100 on January 1, 2006 and that all dividends were reinvested. All of the indices include only companies whose common stock has been registered under Section 12 of the Exchange Act, for at least the time frame set forth in the graph. The Company has never paid dividends on its common stock and has no present plans to do so.

COMPARISON OF 52 WEEKS CUMULATIVE TOTAL RETURN
AMONG ANSWERS CORPORATION, THE NASDAQ COMPOSITE INDEX AND THE GOLDMAN SACHS INTERNET INDEX

	January 1, 2006	December 31, 2006
Company/Market/Index	$	$
Answers Corporation	100	116.64

Nasdaq Composite Index	100	109.52

Goldman-Sachs Internet Index	100	97.35

ANNUAL REPORT

A copy of the Company’s 2006 Annual Report to Stockholders is being mailed to stockholders with this proxy statement.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2008 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS

Answers has an advance notice provision under its bylaws for stockholder business to be presented at annual meetings of stockholders. Such provision states that in order for stockholder business to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Company’s Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 75 days nor more than 90 days prior to the date of the annual meeting; provided, however, that if less than 75 days’ prior notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (1) the day on which such notice of meeting was mailed or (2) the day on which such public disclosure was made.

Answers’ stockholders may submit for inclusion in the Company’s proxy statement for the 2008 annual meeting of stockholders proposals on matters appropriate for stockholder action at the 2008 annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. In addition, with respect to director nominations, stockholders must adhere to the Company’s Procedures for the Recommendation by Stockholders of Director Candidates (see Annex B attached to this Proxy Statement). Answers must receive proposals that stockholders seek to include in the proxy statement for the Company’s 2008 annual meeting by no later than January 31, 2008. If next year’s annual meeting is held on a date more than 30 calendar days prior to June 26, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

OTHER MATTERS

The Company’s board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this proxy statement, does not know of any matters to be brought before the annual meeting by others. If any other matters properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

Answers Corporation is subject to the informational requirements of the Securities Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

FORM OF PROXY

ANSWERS CORPORATION
237 West 35th Street
Suite 1101
New York, NY 10001
Telephone: 646-502-4777

This Proxy is Solicited by the Board of Directors
of Answers Corporation
for the 2007 Annual Meeting of Stockholders to be held
on June 26, 2007

The undersigned hereby appoints Robert S. Rosenschein and Steven Steinberg and each or either of them, as proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote all of the shares of common stock, $0.001 par value, of Answers Corporation (“Answers”) held of record by the undersigned on May 1, 2007, at the 2007 Annual Meeting of Stockholders to be held on June 26, 2007, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, commencing at 11 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof (the “Annual Meeting”), hereby revoking all proxies heretofore given with respect to such shares, and the undersigned instructs said proxies to vote at the Annual Meeting in accordance with the instructions below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

(Continued and to be signed on the reverse side)

2007 ANNUAL MEETING OF STOCKHOLDERS OF ANSWERS CORPORATION

JUNE 26, 2007

PROXY VOTING INSTRUCTIONS

MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

TELEPHONE: Call toll-free 1-800-690-6903 from any touch tone telephone and follow the instructions. Have your proxy card available when you call.

INTERNET: Access www.proxyvote.com and follow on-screen instructions. Have your proxy card available when accessing the web page.

COMPANY NUMBER: _______________

ACCOUNT NUMBER: _______________

You may enter your voting instructions at 1-800-690-6903 or www.proxyvote.com up until 11:59 p.m., Eastern Daylight Time, on June 25, 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS
NAMED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2. EACH PROPOSAL IS INDEPENDENT AND THE
APPROVAL OF NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE ☒

1. To elect two Class III directors of Answers’ board of directors, each to serve until the annual meeting of stockholders of Answers in 2010 or until their respective successors are elected and qualified.

☐ FOR ALL THREE NOMINEES (except as marked to the contrary)	NOMINEES

☐ WITHHOLD AUTHORITY (to withhold authority to vote for any of the nominees, strike a line through the nominee’s name.	Robert S. Rosenschein Yehuda Sternlicht
Mark B. Segall

2.	To ratify the appointment by our Audit Committee of
Somekh Chaikin, a member of KPMG International,
	to serve as Answers' independent registered public accounting firm for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote
upon any other business that may properly come before
the Annual Meeting.

The undersigned hereby acknowledges receipt of (i) the Notice of the Annual Meeting of Stockholders, (ii) the accompanying proxy statement and attached annexes; (iii) this proxy card; and (iv) the 2006 Annual Report to Stockholders of Answers.

DATE: ________________________________________

SIGNATURE: __________________________________

SIGNATURE (If held jointly): ______________________

Note:
Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing as a representative of the named stockholders (e.g., as a trustee, corporate officer or other agent on behalf of a trust, corporation, partnership or other entity) you should indicate your title or the capacity in which you sign.

Annex A

LAST AMENDED: MARCH 2007

ANSWERS CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the consolidated financial statements of Answers Corporation and its direct and indirect subsidiaries, whether domestic or foreign (the "Company") to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the qualifications and independence of the Company’s auditors, (3) the performance of the Company's internal audit function and independent accountants, and (4) the compliance by the Company with all applicable legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") as now or may hereafter be amended, modified or adopted, to be included in the Company's annual proxy materials.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission and of The Nasdaq Stock Market, Inc. or any national securities exchange on which any securities of the Company are traded, as now or may hereafter be amended, modified or adopted. At least one member of the Audit Committee shall be an "Audit Committee Financial Expert" as defined by the Commission's rules and regulations.

The Members of the Audit Committee shall be appointed by the Board and may be replaced by the Board at any time a majority of the Board determines that such Members’ continued service on the Committee is no longer in the best interest of the Company.

No member of the Audit Committee shall serve on the audit committee of more than two other pubic companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on Committee.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Meetings may be held either in person or telephonically as determined by the Chairman of the Audit Committee on such notice as the Chairman may determine. Notwithstanding the foregoing, at least one of the following three meetings must be held in person, at the discretion of the Chairman: (i) the Pre Year-End Audit Meeting; (ii) the Post Year-End Audit Meeting; and (iii) the meeting convened in connection with the review and approval of the year-end and fourth quarter earnings release. The Audit Committee shall meet periodically with management, the internal auditors, when established, and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent accountants. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Pre-approval of all auditing services and permitted non-audit services shall be in accordance with the policy of the Audit Committee appended to this Charter as Attachment A, as may be amended or modified by the Audit Committee.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall regularly report to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Meet to review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in "management's discussion and analysis of financial condition and results of operations" section of the Company's Exchange Act reports, and recommend to the full Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Meet to review and discuss with management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent accountants' review of the quarterly financial statements.

3.
Discuss with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.	Meet to review and discuss quarterly results from the independent accountants review procedures on:

1.	All critical accounting policies and practices to be used, including critical and significant accounting releases.

2.
All alternative treatments of financial information within accounting principles generally accepted in the United States of America that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

3.	Other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet items on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and periodically review the Company's cash and investment positions.

8.
Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Accountants

10.	Review and evaluate the lead partner of the independent accountants' team.

11.
Obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the accountants' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountants' independence, and taking into account the opinions of management and internal auditors.

12.
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five years, and consider whether the auditing firm should be rotated at prescribed intervals as well.

13.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company as well as monitoring the effect any such hiring has on independence.

14.	Meet with the independent accountants prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditor.

16.	Review the significant reports to management prepared by the internal auditing department and management's responses.

17.	Discuss with management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.
Obtain reports from management, the Company's internal audit department that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics. Review management's assertion on its assessment of the design, implementation, adequacy and effectiveness of internal controls as of the end of the Company's most recent fiscal year. Review with the independent accountants their report and attestation with respect to management's evaluation of internal financial controls.

20.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.
Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

22.	Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

AUDIT COMMITTEE CHARTER - "ATTACHMENT A"

Answers Corporation Audit Committee Pre-Approval Policy

I. STATEMENT OF PRINCIPALS

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II. DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III. AUDIT SERVICES

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee.

IV. AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee.

V. TAX SERVICES

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax services involving transactions not listed in Appendix C must be separately pre-approved by the Audit Committee.

VI. ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services not listed in Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII. SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX. PROCEDURES

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

Appendices to "Attachment A" of Audit Committee Charter

Appendix A

Pre-Approved Audit Services for Any Given Fiscal Year

Dated: [_____________]

Service	Range of Fees
Statutory audits or financial audits for subsidiaries or affiliates of the Company
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offering (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be "audit-related" services rather than "audit" services

Appendix B

Pre-Approved Audit Related Services for Any Given Fiscal Year

Dated: [_____________]

Service	Range of Fees
Due diligence services pertaining to potential business acquisitions/dispositions
Financial statement audits of employee benefit plans
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
Internal control reviews and assistance with internal control reporting requirements
Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be "audit" services rather than "audit-related" services)

Attest services not required by statute or regulation

Appendix C

Pre-Approved Tax Services for Any Given Fiscal Year

Dated: [_____________]

Service	Range of Fees
U.S. federal, state and local tax planning and advice
U.S. federal, state and local tax compliance
International tax planning and advice
International tax compliance
Review of federal, state, local and international income, franchise, and other tax returns
Licensing [or purchase] of income tax preparation software from the independent auditor, provided the functionality is limited to preparation of tax returns

Appendix D

Pre-Approved All Other Services for Any Given Fiscal Year

Dated: [_____________]

Service	Range of Fees

Exhibits to "Attachment A" of Audit Committee Charter

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of Answers Corporation

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment advisor or investment banking services

•	Legal services

Expert services unrelated to the audit

Annex B

ANSWERS CORPORATION

Procedures for the Recommendation by Stockholders of Director Candidates

The Nominating / Corporate Governance Committee (the “Committee”) of Answers Corporation (the “Company”) will consider director candidates recommended by any stockholder provided such recommendations are submitted in accordance with the procedures set forth below.

1.
The Committee will only consider director candidates recommended by any stockholder who has continuously held at least 1% of the Company’s voting securities (either directly or as part of a group) for at least one year prior to the date such stockholder’s written recommendation was submitted to the Company.

2.	The Committee will only consider recommendations it receives by no later than January 31st of any given year.

3.
In order to provide for an orderly and informed review and selection process for director candidates, the Company’s Board of Directors (the “Board”) has determined that stockholders who wish to recommend director candidates for consideration by the Committee must comply with the following:

a.	The recommendation must be made in writing to the Company’s corporate secretary, Caleb Chill, Answers Corporation, 237 West 35th Street, Suite 1101, New York, New York 10001;

b.
The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and appropriate evidence of the recommending stockholder’s requisite ownership of the Company’s common stock;

c.
The recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, and personal references;

d.
The recommendation shall also contain a statement as to whether, in the view of the recommending stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and

e.
A statement from the recommended candidate indicating that such person (i) is interested in being a Board candidate, (ii) is not prevented for any reason whatsoever form serving on the Board and (iii) could be considered "independent" under the Rules and Regulations of Nasdaq and the Securities and Exchange Commission, as in effect at that time.

4.
The Committee, according to the criteria discussed above and in the same manner as with all other director candidates, will evaluate all candidates submitted by stockholders. The Committee will advise the recommending stockholder of its final decision.